Exhibit 4.1

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF THE DESIGNATIONS, POWERS,
PREFERENCES AND OTHER RIGHTS AND QUALIFICATIONS
OF THE

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
($0.01 PAR VALUE PER SHARE)

OF

EMPIRE RESORTS, INC.

_______________________

PURSUANT TO SECTION 151 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
_______________________

Empire Resorts, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by Article FOURTH of the Certificate of Incorporation of the Corporation, and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, the Board has adopted the following resolutions:

RESOLVED, that an amendment to the Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of the Series A Junior Participating Preferred Stock (the “Series A Junior Participating Preferred Stock Certificate of Designation”) be, and hereby is, authorized and approved, and a certificate embodying such amendment relating to the series of preferred stock of the corporation designated as “Series A Junior Participating Preferred Stock” is hereby approved and the appropriate officer is directed to be filed with the Delaware Secretary of State, as follows:

FIRST, Section 1 of the Series A Junior Participating Preferred Stock Certificate of Designation is hereby amended and restated in its entirety to read as follows:

“Section 1.                                Designation and Amount.  The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 95,000.”

SECOND, the Series A Junior Participating Preferred Stock Certificate of Designation is not amended hereby except as set forth herein and, as so amended, continues in full force and effect.

[Signature appears on the following page]

IN WITNESS WHEREOF, Empire Resorts, Inc. has caused this Certificate of Amendment to the Series A Junior Participating Preferred Stock Certificate of Designation to be executed this 19th day of August, 2009.

EMPIRE RESORTS, INC.

By:	/s/ Joseph E. Bernstein
	Name:	Joseph E. Bernstein
	Title:	Chief Executive Officer

[Signature page to Certificate of Amendment to Certificate of Designation]